EXHIBIT 99.4

Trammell Crow Company

Summarized Operating Data by Segment

(in thousands)

(UNAUDITED)

	For the Nine Months		For the Three Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
	(A)	(A)		(A)
Global Services:
Total revenues	$670,591	$581,328	$233,960	$209,539
Operating costs and expenses	(640,790)	(555,226)	(224,135)	(200,237)
Gain on disposition of real estate	53	1,264	10	1,264
Operating income	29,854	27,366	9,835	10,566
Interest and other income	2,368	1,590	1,028	440
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	32,222	28,956	10,863	11,006

Minority interest, before income taxes	442	282	163	(260)
Income from investments in unconsolidated subsidiaries, before income taxes	13,175	5,755	5,194	1,856
Income from continuing operations, before income taxes	45,839	34,993	16,220	12,602
Income from discontinued operations, before income taxes	673	565	209	565
Income before cumulative effect of a change in accounting principle	46,512	35,558	16,429	13,167
Cumulative effect of a change in accounting principle, before income taxes	984	—	—	—
Income before income taxes	47,496	35,558	16,429	13,167
Depreciation and amortization	6,476	5,856	2,428	1,953
Interest	2,653	940	1,291	344
EBITDA (B)	$56,625	$42,354	$20,148	$15,464

Development and Investment:
Total revenues	$31,551	$24,168	$13,130	$9,223
Operating costs and expenses	(63,909)	(53,556)	(25,520)	(21,775)
Gain on disposition of real estate	19,317	8,495	16,122	6,021
Operating income (loss)	(13,041)	(20,893)	3,732	(6,531)
Interest and other income	1,342	483	737	232
Income (loss) from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(11,699)	(20,410)	4,469	(6,299)

Minority interest, before income taxes	(853)	1,795	(792)	(2,748)
Income from investments in unconsolidated subsidiaries, before income taxes	5,393	3,781	3,313	537
Income (loss) from continuing operations, before income taxes	(7,159)	(14,834)	6,990	(8,510)
Income from discontinued operations, before income taxes	4,474	18,328	1,521	18,257
Income (loss) before cumulative effect of a change in accounting principle	(2,685)	3,494	8,511	9,747
Cumulative effect of a change in accounting principle, before income taxes	673	—	—	—
Income (loss) before income taxes	(2,012)	3,494	8,511	9,747
Depreciation and amortization (C)	2,969	2,119	1,366	656
Interest (D)	4,911	4,732	2,195	1,648
EBITDA (B)	$5,868	$10,345	$12,072	$12,051

Total:
Total revenues	$702,142	$605,496	$247,090	$218,762
Operating costs and expenses	(704,699)	(608,782)	(249,655)	(222,012)
Gain on disposition of real estate	19,370	9,759	16,132	7,285
Operating income	16,813	6,473	13,567	4,035
Interest and other income	3,710	2,073	1,765	672
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	20,523	8,546	15,332	4,707

Minority interest, before income taxes	(411)	2,077	(629)	(3,008)
Income from investments in unconsolidated subsidiaries, before income taxes	18,568	9,536	8,507	2,393
Income from continuing operations, before income taxes	38,680	20,159	23,210	4,092
Income from discontinued operations, before income taxes	5,147	18,893	1,730	18,822
Income before cumulative effect of a change in accounting principle	43,827	39,052	24,940	22,914
Cumulative effect of a change in accounting principle, before income taxes	1,657	—	—	—
Income before income taxes	45,484	39,052	24,940	22,914
Depreciation and amortization (C)	9,445	7,975	3,794	2,609
Interest (D)	7,564	5,672	3,486	1,992
EBITDA (B)	$62,493	$52,699	$32,220	$27,515

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the six months ended June 30, 2006, and for the three and nine months ended September 30, 2005, have been reclassified to conform to the presentation for the three months ended September 30, 2006. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with accounting principles generally accepted in the United States (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C) Includes depreciation and amortization related to discontinued operations of $294 and $1,026 for the three and nine months ended September 30, 2006, respectively, and $274 and $1,105 for the three and nine months ended September 30, 2005, respectively.

(D) Includes interest related to discontinued operations of $510 and $1,159 for the three and nine months ended September 30, 2006, respectively, and $672 and $2,402 for the three and nine months ended September 30, 2005, respectively.